Exhibit T3A-36

5.1.1 Ohio Articles of Organization - Green Light Management, LLC dtd 2.5.18.pdf - Page 1 Greenlight-Parma - jludwig@mercerparklp.com - Jonathan Ludwig - Mercer Park - 11/30/2020 10:56:57 PM - 72.225.163.14

5.1.1 Ohio Articles of Organization - Green Light Management, LLC dtd 2.5.18.pdf - Page 2 Greenlight-Parma - jludwig@mercerparklp.com - Jonathan Ludwig - Mercer Park - 11/30/2020 10:56:57 PM - 72.225.163.14

5.1.1 Ohio Articles of Organization - Green Light Management, LLC dtd 2.5.18.pdf - Page 3 Greenlight-Parma - jludwig@mercerparklp.com - Jonathan Ludwig - Mercer Park - 11/30/2020 10:56:57 PM - 72.225.163.14

5.1.1 Ohio Articles of Organization - Green Light Management, LLC dtd 2.5.18.pdf - Page 4 Greenlight-Parma - jludwig@mercerparklp.com - Jonathan Ludwig - Mercer Park - 11/30/2020 10:56:57 PM - 72.225.163.14